May 4, 2012

Dear Iowa Renewable Energy Member,

Iowa Renewable Energy's Board of Directors has considered deregistering the company as a public company with the Securities and Exchange Commission (SEC) for some time. The Board believes deregistration would benefit Iowa Renewable Energy and its members for several reasons, particularly considering current difficult economic conditions:

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Deregistration will save a significant amount of money. Iowa Renewable Energy's annual cost of SEC compliance and reporting is currently estimated at $200,000 per year, and continues to increase due to changing and stricter regulations.

•	Deregistration will provide Iowa Renewable Energy more flexibility in corresponding with its members, including corresponding by e-mail and through newsletters.

•	Deregistration will reduce the time and resources that our Board, management and employees currently spend complying with SEC-reporting requirements.

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As a SEC-reporting company, Iowa Renewable Energy must report significant information to the public. This information becomes available to our competitors, who may use it for their own benefit. Moreover, potential business partners are sometimes more hesitant to enter into contracts with the company if they know that negotiations might be disclosed. Deregistration will help to protect such sensitive information about our operations and business strategies.

All members will have the opportunity to vote on the decision to deregister. We will hold a special member meeting later this summer or early fall. Before the meeting, you will receive a proxy statement announcing the meeting date and location and explaining the proposed amendments to the company's operating agreement needed for the deregistration. For the proposed amendments to be adopted, at least a majority of the members represented in person or by proxy at the meeting must approve them.

Companies are required to register with the SEC when they have a class of securities that is held by a certain number of stockholders. To deregister, Iowa Renewable Energy would reclassify its units to divide the members between different classes of units so there is no class with enough holders to require the company to be a reporting company.

The company has issued a total of 26,331 units, all of the same class, owned by approximately 633 members. After much discussion and thought, the Board met on April 17, 2012 and approved proceeding with the reclassification of the company's units into the following two classes, subject to member approval. Information about the current number of members and units for each proposed class is also included, but these numbers may change if there are any unit transfers between the date of this letter and the member meeting.

Proposed Class	Units Owned	Number of Members	Number of Units
Class A	40 or more	209 members	16,015 units
Class B	Less than 40	424 members	10,316 units

For the classes to count separately for purposes of counting members toward the SEC-reporting threshold, they have to be meaningfully different. The proposed differences between the classes will be voting rights. If the reclassification is approved, we expect that the Class A unit holders would be entitled to vote on operating agreement amendments, director elections, voluntary dissolution of the company, mergers, and all other matters for which unit holder approval is required under the company's operating agreement or state law. Class B unit holders would be entitled to vote on director elections, mergers and voluntary dissolution.

There will be no economic difference between the classes. Both classes would have identical rights with regard to distributions, allocation of profits and losses, liquidation, and transfer of units. In other words, if there are any future member distributions, each unit would receive its equal portion, regardless of class. If the members approve the proposed reclassification, unit holders will receive new membership unit certificates to replace certificates currently held by unit holders of record.

There will be a 60-day window ending July 3, 2012 for unit transfers before the proposed reclassification (unless extended by the Board, in which case you will receive notice). The purpose of this trading window is to allow unit holders the opportunity to make transfers before the reclassification to acquire the requisite number of units to be in their desired class. The total number of units a member holds at the time of reclassification will determine the class to which the units held by that member will be assigned. In some cases, members may desire to combine unit ownership to meet the threshold to be assigned to a different class, such as spouses that now own units separately combining their units. However, if members form business entities to combine units, the Board anticipates that following the deregistration, it will not allow such entities to dissolve and distribute units to the extent the company's operating agreement allows the Board to do so. We encourage you to speak with your legal and tax advisors to determine whether combining unit ownership may be advantageous in your particular situation.

If you wish to buy, sell, or otherwise request a transfer of units on the Qualified Matching Service (QMS) located on the company's website, contact Ron Lutovsky at (319) 653-2890 or email contact@irebiodiesel.com. Beginning July 3, 2012 (or a later date, if extended by the Board), unit transfers and QMS trading will be halted until further notice. The Board is currently considering whether the company will continue the QMS once the deregistration process is complete, as well as what alternatives to the QMS may be available.

If the members approve the reclassification, the Board and management intend to continue to provide Iowa Renewable Energy's members with financial information on a regular basis as well as to continue to distribute newsletters. The company will also continue to provide members with audited financial statements.

In addition, enclosed is a questionnaire that the Company will use to determine whether you qualify as an “Accredited Investor” as that term is defined by the SEC. Due to recently passed legislation, certain determinations about which companies must register with the SEC is based on whether the company's members are Accredited Investors. Please complete and sign the enclosed questionnaire and return it to the Company in the postage paid envelope included with this letter.

On behalf of the Board of Iowa Renewable Energy, we thank all of our members for your support. If you have any questions regarding this process, please contact Ron Lutovsky, at (319) 653-2890 or email contact@irebiodiesel.com.

We would also like to pass on updates and info to you, on a more regular basis. On the enclosed questionnaire, you will have the opportunity to provide us with current contact information. Please send us your email address so we can keep you more informed while minimizing the cost of postage and printing.

Sincerely,
Iowa Renewable Energy, LLC

/s/ Larry Rippey

Larry Rippey, Chairman of the Board

This letter is not a proxy statement or a solicitation of proxies from the holders of the Company's membership units. Any solicitation of proxies will be made only by the Company's definitive proxy statement, when available. Members are urged to read the proxy statement and it appendices, when available, because they will contain important information about the Company and the proposed reclassification of membership units.

This letter contains historical information, as well as forward-looking statements that involve known and unknown risks and relate to future events, our future financial performance, or our expected future operations and actions. These forward-looking statements are only our predictions based upon current information and involve numerous assumptions, risks and uncertainties. Our actual results or actions may differ materially from these forward-looking statements for many reasons, including the reasons described in our filings with the Securities and Exchange Commission. We caution you not to put undue reliance on any forward-looking statements, which speak only as of the date of this letter. We qualify all of our forward-looking statements by these cautionary statements.